Exhibit 99.1

Kelly Announces Strategic Restructuring Actions to Accelerate Profitable Growth

•Strategic restructuring follows comprehensive review of company’s growth and efficiency objectives as part of ongoing transformation
•Aggressive action builds on strategic progress to monetize non-core assets, reinvest capital in organic and inorganic growth initiatives, and shift to higher-margin, higher-growth business mix
•Actions expected to result in meaningful, sustainable EBITDA margin expansion beginning immediately, and substantial improvement in the second half of 2023 and beyond

TROY, Mich., (July 20, 2023) – Kelly (Nasdaq: KELYA, KELYB), a leading global specialty talent solutions provider, today announced strategic restructuring actions that will further optimize the company’s operating model to enhance organizational efficiency and effectiveness. These actions are part of the comprehensive transformation initiative the company announced in May to drive EBITDA margin improvement and accelerate long-term profitable growth.

The strategic restructuring actions realign business-critical resources to Kelly’s business units, streamline corporate resources, reduce redundant organizational layers, and optimize work processes. These structural changes simplify the company’s operations and unlock additional resources to invest in growth. As a result of these actions, the company has implemented a workforce reduction plan and notified affected employees in accordance with applicable employment laws and regulations. Employees whose roles were included in the workforce reduction are eligible for applicable severance, benefits, and outplacement services.

“Today marks a difficult but necessary step forward on Kelly’s journey to accelerate profitable growth,” said Peter Quigley, president and chief executive officer. “These actions follow an exhaustive review of the company’s business and functional operations to determine how we can work more efficiently to improve profitability over the long term. I am confident the structural improvements we have made to Kelly’s operating model position the company to pursue new avenues of growth that will enable it to deliver greater value for customers, talent, and shareholders.”

As a result of the strategic restructuring actions, Kelly expects to see meaningful expansion of its EBITDA margin beginning immediately with substantial improvement in the second half of 2023 and beyond. The company expects to incur a restructuring charge from these actions in the range of $7.5-$8.5 million in the third quarter of 2023. Mr. Quigley and Olivier Thirot, executive vice president and chief financial officer, will provide additional details about the strategic restructuring as it relates to the company’s ongoing transformation, including expectations for EBITDA margin improvement, during its upcoming second-quarter earnings conference call on August 10, 2023.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) helps companies recruit and manage skilled workers and helps job seekers find great work. Since inventing the staffing industry in 1946, we have become experts in the many industries and local and global markets we serve. With a network of suppliers and partners around the world, we connect more than 450,000 people with work every year. Our suite of outsourcing and consulting services ensures companies have the people they need, when and where they are needed most. Headquartered in Troy, Michigan, we empower businesses and individuals to access limitless opportunities in industries such as science, engineering, technology, education, manufacturing, retail, finance, and energy. Revenue in 2022 was $5.0 billion. Learn more at kellyservices.com.

Forward-Looking Statements

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly’s financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business’s anticipated growth strategies, (vi) our future business development, results of operations and financial condition, (vii) damage to our brands, (viii) dependency on third parties for the execution of critical functions, (ix) conducting business in foreign countries, including foreign currency fluctuations, (x) availability of temporary workers with appropriate skills required by customers, (xi) cyberattacks or other breaches of network or information technology security, and (xii) other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

KLYA-FIN

# # #

MEDIA CONTACT:	ANALYST CONTACT:
Jane Stehney	James Polehna
(248) 765-6864	(248) 244-4586
stehnja@kellyservices.com	james.polehna@kellyservices.com